                                                                    Exhibit 10.4

                            PLAN OF RECAPITALIZATION

      THIS PLAN OF RECAPITALIZATION (this "Agreement"), dated August 6, 2001, is made by and among US LEC Corp., a Delaware corporation (the "Company"), Metacomm, LLC, a North Carolina limited liability company ("Metacomm"), Richard
T. Aab, a resident of Rochester, New York ("Aab"), Melrich Associates, L.P., a New York limited partnership ("Melrich"), Tansukh V. Ganatra, a resident of Charlotte, North Carolina ("Ganatra"), and Super STAR Associates Limited Partnership, a Georgia limited partnership ("Super STAR") (Aab, Melrich, Ganatra and Super STAR are referred to collectively as the "Class B Stockholders").

                                    RECITALS

      WHEREAS, Metacomm owes the Company approximately $36 million for commission advances, facilities and services provided to Metacomm by the Company (the "Principal Amount"), plus interest of approximately $2.5 million that has accrued on commission advances through March 31, 2001, under the Repayment Agreement dated as of June 30, 1998, between the Company and Metacomm (the Principal Amount and the amount of such accrued interest, in the aggregate, are referred to herein as the "Metacomm Obligation");

      WHEREAS, Aab, through RTA Associates, LLC, a New York limited liability company ("RTA"), indirectly owns all of the outstanding member interests of Metacomm;

      WHEREAS, the Company, solely for financial accounting purposes, reduced additional paid-in capital by the Principal Amount and treated this amount as a deemed distribution to Aab in his capacity as a stockholder of the Company in the first quarter of 2000 (the "First Quarter Book Classification");

      WHEREAS, Metacomm, Aab and RTA (collectively, the "Aab Affiliates") and the Company wish to address certain income tax questions regarding the First Quarter Book Classification;

      WHEREAS, the Company has issued and outstanding 16,059,500 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock") and the Company, the Class B Stockholders and Metacomm, pursuant to the terms of this Agreement, have agreed to effect a recapitalization of the Company to satisfy the Metacomm Obligation and to resolve any questions relating to the First Quarter Book Classification.

      NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Redemption; Conversion; Mutual Release; and Indemnity Agreements. Subject to the terms and conditions hereof, on the Closing Date:

            (a) Aab and/or Melrich shall deliver, directly or through Metacomm, to the Company for cancellation and retirement 2.0 million shares of the Company's Class B Common Stock accompanied by the delivery notice attached as Exhibit A (the "Delivery Notice") and the Class B Stockholders shall convert, on a one-for-one basis, all of the remaining shares of Class B Common Stock that they own or control, directly or indirectly, into shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") pursuant to the conversion notice attached as Exhibit B (the "Conversion Notice");

            (b) The Company, on the one hand, and the Aab Affiliates, on the other, agree to release each other from claims arising under the Metacomm Obligation pursuant to the terms of the Mutual Release attached as Exhibit C (the "Mutual Release");

            (c) The Company agrees to indemnify and hold harmless the Aab Affiliates from and against any federal, New York and North Carolina income tax liabilities (including, but not limited to, any tax income liabilities resulting from such indemnification) resulting from the First Quarter Book Classification pursuant to the terms of the indemnity agreement attached as Exhibit D (the "Aab Indemnity Agreement"); and

            (d) The Company agrees to indemnify and hold harmless Super STAR and the partners of Super STAR (collectively, the "Ganatra Affiliates") from any federal, North Carolina and Georgia income tax liabilities (including, but not limited to, any income tax liabilities resulting from such indemnification) resulting from the conversion by Super STAR of all of Super STAR's shares of Class B Common Stock into shares of Class A Common Stock pursuant to the terms of the indemnity agreement attached as Exhibit E (the "Ganatra Indemnity Agreement").

      2. Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company at 10:00 a.m., Eastern Standard Time, on August 6, 2001, or at such other time and place as the parties may agree in writing (the "Closing Date").

      3. Conditions to the Obligations of the Company to Close. The obligations of the Company to issue the Mutual Release, the Aab Indemnity Agreement and the Ganatra Indemnity Agreement at the Closing shall be subject to the satisfaction as determined by the Company of the following conditions on or before the Closing Date:

            (a) The Company shall have received on opinion, dated as of the Closing Date, from Deloitte and Touche LLP that:

                  (i) The Aab Affiliates should not be required under federal,
            New York, or North Carolina income tax laws to recognize any tax liability as an actual or constructive dividend or discharge of indebtedness caused by the Company's First Quarter Book Classification;

                  (ii) Under federal, North Carolina and Georgia income tax
            laws, the conversion by Super STAR of 3,750,000 shares of Class B Common Stock into a like number of shares of Class A Common Stock on the Closing Date pursuant to the elective conversion provisions applicable to the Class B Common Stock in the Company's Restated Certificate of Incorporation (the "Super STAR Conversion"):

                        (A) Should qualify as a tax free "reorganization" under
                  Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or a tax free exchange under Section 1036 of the Code, or both;

                        (B) None of the Ganatra Affiliates should recognize gain
                  or loss as a result of the Super STAR Conversion;

                        (C) Super STAR's aggregate basis in the shares of Class
                  A Common Stock received by it in the Super STAR Conversion should equal the aggregate basis in the shares of Class B Common Stock surrendered by it in the Super STAR Conversion; and

                        (D) Super STAR's holding period of the shares of Class A
                  Common Stock received by it in the Super STAR Conversion should include the holding period for the shares of Class B Common Stock surrendered by it in the Super STAR Conversion, assuming that such shares are held as a capital asset.

            (b) The Company shall have received a report from KPMG Consulting, Inc. ("KPMG Consulting") describing the estimated value range, as of April 2, 2001, of the transactions contemplated by subsection 1(a) to the Company and the current holders of Class A Common Stock, which report (i) shall be supported by the analyses that KPMG Consulting considered in reaching its estimated value range, (ii) shall include an estimated value within the estimated value range at least equal to the amount of the Metacomm Obligation, and (iii) shall provide the Company with a specific value it can record as a contribution to capital upon receipt of 2.0 million shares of Class B Common Stock pursuant to subsection 1(a).

            (c) The Company shall have received such consents or waivers as may be required under the Seconded Amended and Restated Loan and Security Agreement, dated as of December 20, 1999, to which the Company is a party as a borrower, as amended from time to time in accordance with the terms thereof, to consummate the transactions contemplated by this Agreement.

            (d) Aab and/or Melrich, directly or through Metacomm, shall have delivered to the Company for cancellation and retirement 2.0 million shares of Class B Common

      Stock accompanied by an executed Delivery Notice and the Class B Stockholders shall have delivered to the Company all of their remaining shares of Class B Common Stock accompanied by a signed Conversion Notice.

            (e) The approval of the Investor Agents in the form attached as Exhibit F shall have been executed and delivered by the Investor Agents to the Company.

            (f) The Certificate of Amendment to the Company's Certificate of Designation relating to the Company's Series A Convertible Preferred Stock in the form attached to Exhibit G shall have been approved by a majority of the holders of such preferred stock.

            (g) The Mutual Release shall have been executed and delivered by the Aab Affiliates.

            (h) The Aab Indemnity Agreement and the Ganatra Indemnity Agreement shall have been executed and delivered by the parties thereto.

            (i) This Agreement and all of the related agreements and instruments to which the Company is a party shall have been approved by appropriate resolutions of the Company's Board of Directors.

      4. Conditions to the Obligations of Metacomm and the Class B Stockholders to Close. The obligations of Aab and/or Melrich and Metacomm to deliver 2.0 million shares of Class B Common Stock to the Company at the Closing and the obligations of the Class B Stockholders to effect the conversion of all the remaining Shares of Class B Common Stock at the Closing in accordance with subsection 1(a) shall be subject to the satisfaction as determined by each of them of the following conditions on or before the Closing Date:

            (a) The Mutual Release shall have been executed and delivered by the Company.

            (b) The Aab Indemnity Agreement shall have been executed and delivered by the parties thereto.

            (c) The Ganatra Indemnity Agreement shall have been executed and delivered by the parties thereto.

            (d) The approval of the Investor Agents in the form attached as Exhibit F shall have been executed and delivered by the Investor Agents to the Company.

            (e) The Amendment to the Voting and Tag Along Agreement in the form attached as Exhibit H shall have been executed and delivered by the parties thereto.

            (f) The Certificate of Amendment to the Company's Certificate of Designation relating to the Company's Series A Convertible Preferred Stock in the form attached to Exhibit G shall have been approved by a majority of the holders of such preferred stock as provided in Exhibit G.

            (g) This Agreement and all of the related agreements and instruments to which the Company is a party shall have been approved by appropriate resolutions of the Company's Board of Directors.

      5. Consent of Ganatra and Super STAR. Effective as of the Closing Date, Ganatra and Super STAR, as required by Section 3 of the Second Amended and Restated Stockholders Agreement, dated as of April 10, 2000, by and among the Class B Stockholders (the "Stockholders Agreement"), consent to the transfer of
2.0 million shares of Class B Common Stock to the Company pursuant to subsection 1(a).

      6. Waiver of Certain Rights by class B Stockholders. Effective as of the Closing Date, the Class B Stockholders waive any and all rights that they may have under the Stockholders Agreement to notices and rights to purchase any shares of Class B Common Stock that are converted into Class A Common Stock pursuant to subsection 1(a).

      7. Notices. All notices, requests, claims, demands or other communications provided for or permitted hereunder by a party hereto or under the Aab Indemnity Agreement and the Ganatra Indemnity Agreement by any party to such agreements shall be made in writing and shall be by certified mail, return receipt requested, addressed to such party at the business address maintained for such party at the Company's principal executive offices.

      8. Miscellaneous

            (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations of any party may be assigned without the prior written consent of the other parties.

            (b) This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all the parties.

            (c) With respect to all matters of corporate law applicable to the Company and its outstanding capital stock, the laws of the State of Delaware (irrespective of its choice of laws, rules or principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. As to all other matters, the laws of the State of North Carolina (irrespective of its choice of laws, rules or principles) will govern this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

            (d) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

            (e) This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

            (f) The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

            (g) Any dispute, controversy, difference or claim arising out of, relating to or in connection with this Agreement, any transaction hereunder, any agreement delivered pursuant to this Agreement, or the breach hereof, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as otherwise agreed by the parties. Any such arbitration shall be conducted on the earliest possible date and conducted in Charlotte, North Carolina. The arbitrators' award shall be final and binding on the parties hereto and judgment upon the award may be entered in any court having jurisdiction thereof. Expenses in the arbitration shall be apportioned between the parties by the arbitrators.

            (h) Notwithstanding subsection (g), any party may, if it believes that it requires or is entitled to a temporary restraining order or preliminary injunctive relief to prevent irreparable injury, file a civil action in any court having jurisdiction seeking a temporary restraining order or preliminary injunctive relief. Any claim or demand for monetary damages, a permanent injunction or other relief shall, however, be governed exclusively by the provisions for arbitration set forth in subsection (g).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                US LEC CORP.

                                By: /s/ Michael Robinson
                                    -----------------------------------------
                                Title: Executive Vice President and Chief
                                      ---------------------------------------
                                      Financial Officer
                                      ---------------------------------------


                                METACOMM, LLC

                                By: /s/ Richard T. Aab
                                    -----------------------------------------
                                Title: Member
                                      ---------------------------------------

                                /s/ Richard T. Aab
                                ---------------------------------------------
                                Richard T. Aab, individually


                                MELRICH ASSOCIATES, L.P.

                                By: /s/ Richard T. Aab
                                    -----------------------------------------
                                    Richard T. Aab, General Partner

                                By: /s/ Joyce M. Aab
                                    -----------------------------------------
                                    Joyce M. Aab, General Partner

                                /s/ Tansukh V. Ganatra
                                ---------------------------------------------
                                Tansukh V. Ganatra, individually


                                SUPER STAR ASSOCIATES LIMITED PARTNERSHIP

                                By: /s/ Tansukh V. Ganatra
                                    -----------------------------------------
                                    Tansukh V. Ganatra, General Partner

                                                                       Exhibit A

                           DELIVERY FOR CANCELLATION
                                       OF
                         SHARES OF CLASS B COMMON STOCK

      The undersigned delivers herewith to US LEC Corp. (the "Company") for cancellation and retirement 2.0 million shares of the Company's Class B Common Stock, par value $.01 per share, out of Certificate No. B7 for 3,000,000 shares. The balance of 1,000,000 shares is being converted to the Company's Class A Common Stock in accordance with the Notice of Conversion of even date herewith.

      The undersigned represents and warrants to the Company that the 2,000,000 shares of Class B Common Stock delivered herewith are free and clear of any liens, encumbrances, security interests, claims or rights of any kind whatsoever.

      This ___ day of ________, 2001.


                                                 _______________________________
                                                         Richard T. Aab

                                                                       Exhibit B

                              NOTICE OF CONVERSION

      Pursuant to Article IV, 2(e)(ii) of the Restated Certificate of Incorporation of US LEC Corp. (the "Company"), the undersigned hereby elects to convert _____ shares of the Company's Class B Common Stock into a like number of shares of the Company's Class A Common Stock and surrenders herewith the certificates for such shares of Class B Common Stock as follows:

             Certificate No.               Number of Shares
             ---------------               ----------------

             _______________________       ____________________

             _______________________       ____________________

             _______________________       ____________________

             _______________________       ____________________

Please issue the certificates for the shares of Class A Common Stock in the denominations set forth below and deliver them to [Name and Address].

                             _______________________

                             _______________________

                             _______________________

                             _______________________


      The undersigned understands and agrees that the certificates for the shares of Class A Common Stock to be issued pursuant to this election will bear legends substantially the same as the legends imprinted on the certificates for the shares of Class B Common Stock surrendered herewith.

      This election is effective this ___________ day of ______________, 2001.


                                                     ___________________________
                                                     [Name of Stockholder]

                                                                       Exhibit C

                                 MUTUAL RELEASE

      US LEC Corp., a Delaware corporation and US LEC of North Carolina, Inc., a North Carolina corporation (the successor to US LEC of North Carolina, L.L.C.) (together, the "Company"), hereby fully and unconditionally release and forever discharge Metacomm, LLC, a North Carolina limited liability company ("Metacomm"), Richard T. Aab ("Aab") and RTA Associates, LLC, a New York limited liability company ("RTA"), from any obligation to pay (a) the Company for any of the facilities and services billed to Metacomm by the Company in the approximate amount of $15,000,000 (the "Facilities and Services Charges"), and (b) $21,107,446 of commission advances made to Metacomm by the Company, plus accrued interest thereon. Further, the Company hereby fully and unconditionally releases Metacomm from any and all obligations under the Repayment Agreement and Security Agreement between the Company and Metacomm, each dated June 30, 1998, which agreements are hereby deemed by the Company to be satisfied in full.

      Metacomm, Aab and RTA hereby fully and unconditionally release and forever discharge the Company from any and all claims, whether known or unknown, legal or equitable, relating to the rates billed by the Company to Metacomm for facilities and services and the total amount of the Facilities and Service Charges billed to Metacomm by the Company.

      The laws of the State of North Carolina (irrespective of its choice of laws, rules or principles) will govern the validity of this Mutual Release, the construction of its terms and the interpretation and enforcement of the rights of the parties hereto.

      This Mutual Release shall be binding upon the parties hereto, and their respective heirs, legal representatives, successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this Mutual Release this ______ day ______ of _____, 2001. ___________

US LEC CORP.                                  RTA ASSOCIATES, LLC

By: ______________________________            By: ______________________________
Title: ___________________________            Title: ___________________________

                                              __________________________________
                                              Richard T. Aab, individually


US LEC OF NORTH CAROLINA, INC.                METACOMM, LLC

By: ______________________________            By: ______________________________
Title: ___________________________            Title: ___________________________

                                                                       Exhibit D

                            AAB INDEMNITY AGREEMENT

      This Indemnity Agreement is made this _____ day of ______, 2001, by and among US LEC Corp., a Delaware corporation (the "Company"), Metacomm, LLC, a North Carolina limited liability company ("Metacomm"), RTA Associates, LLC, a New York limited liability company ("RTA"), Richard T. Aab ("Aab") and Joyce M. Aab.

                                    RECITALS

      WHEREAS, the Company, Metacomm, Aab, Melrich Associates, L.P. a New York limited partnership ("Melrich"), Tansukh V. Ganatra ("Ganatra") and Super STAR Associates Limited Partnership, a Georgia limited partnership ("Super STAR") entered into a Plan of Recapitalization on _______, 2001 (the "Agreement").

      WHEREAS, the Company, solely for financial accounting purposes in its first fiscal quarter of 2000, reduced additional paid-in capital by $36 million representing amounts due from Metacomm to the Company for services, facilities and commission advances and treated this amount as a deemed distribution to Aab in his capacity as a stockholder of the Company (the "First Quarter Book Classification"); and

      WHEREAS, in consideration of the performance by Metacomm, Aab, and Melrich of their respective obligations under the Agreement, the Company has agreed to indemnify and hold harmless Metacomm, RTA, Aab and Joyce M. Aab (each, a "Covered Person") from and against certain tax liabilities, if any, caused by the First Quarter Book Classification;

      NOW, THEREFORE, in consideration of the performance by Metacomm, Aab, and Melrich of their respective obligations under the Agreement, the parties hereto agree as follows:

      1. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Covered Person from and against any tax liability (including interest and penalties), including any tax liability arising from any amounts paid to a Covered Person pursuant to this Indemnity Agreement, under federal, New York and North Carolina income tax laws if a Covered Person is required to recognize an actual or constructive dividend or a discharge of indebtedness caused by the First Quarter Book Classification.

            (b) If the Company is required to indemnify a Covered Person pursuant to subsection (a), the amount of the indemnity will be equal to
      (i) the Covered Person's Tax Amount (as defined below) for the years 2000 and 2001, minus (ii) the Covered Person's Tax Amount for the years 2000 and 2001 that would have applied if the Company had never made the accounting entries for the First Quarter Book Classification. For purposes of these calculations, any 2001 capital loss carryforwards will be valued at the tax savings that would have resulted if they were fully utilized in 2001 to offset capital gains, and any 2001 net operating loss carryforwards will be valued at the tax savings that would have resulted if they were fully utilized in 2001 to offset ordinary income. The term "Tax "Amount" means the sum of a Covered Person's federal, New York and North Carolina income tax liabilities (including interest and penalties) for a specified year, plus any income tax liabilities resulting from the payment of amounts to a Covered Person pursuant to this Indemnity Agreement for any year in which the payment is made.

      2. Notice and Defense. In case any audit or other proceeding shall be instituted by a federal, New York or North Carolina taxing authority involving any Covered Person in respect of which indemnity may be sought pursuant to
Section 1, such Covered Person shall notify the Company in writing within thirty
(30) days of the commencement of any such proceeding and the Company, upon request of the Covered Person, shall retain counsel reasonably satisfactory to the Covered Person to represent the Covered Person in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Covered Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Covered Person. The failure of a Covered Person to provide the Company with the thirty (30) day written notice required by this Section 2 shall relieve the Company of any obligations to any Covered Person under this Agreement.

      3. Settlement. The Company shall not be liable for the settlement of any audit or other proceeding initiated by a taxing authority that is effected without the Company's written consent, but if settled with the Company's consent or if there is a final judgment entered in any such proceeding in favor of any such taxing authority against a Covered Person, the Company agrees to indemnify the Covered Person from and against any loss or liability by reason of such settlement or judgment, calculated as provided in Section 1(b). The Company shall not, without the prior written consent of the Covered Person, effect any settlement of any pending or threatened proceeding in respect of which any Covered Person is or could have been a party and indemnity could have been sought hereunder by such Covered Person, unless such settlement includes an unconditional release of such Covered Person from all liability for the claims that are the subject matter of such proceeding.

      4. Tax Certificate. Metacomm and Aab represent and warrant to the Company that the factual statements relating to Metacomm, Aab, RTA and Melrich in the Tax Certificate of the Aab Affiliates addressed to Deloitte & Touche LLP and executed in connection with the Agreement are true and correct. If the foregoing representation and warranty is not true and correct (an "Inaccuracy"), each Covered Person acknowledges and agrees that the Company shall be relieved of any obligations to a Covered Person under this Indemnity Agreement; provided that the Company shall not be relieved of any such obligations if it can be reasonably shown by a Covered Person that the Inaccuracy was not material to the imposition of the income tax liability giving rise to a claim for indemnification hereunder. Metacomm and Aab further warrant and represent to the Company that neither the Internal Revenue Service nor any state taxing authority has notified Metacomm, RTA or Aab of any income tax liability claim involving any of them arising out of or relating to the First Quarter Book Classification. If this representation and warranty is untrue or incorrect, each Covered Person acknowledges and agrees that the Company shall be relieved of any obligations to a Covered Person under this Indemnity Agreement.

      5. Arbitration.

            (a) Any dispute, controversy, difference or claim arising out of, relating to or in connection with this Indemnity Agreement, any transaction hereunder, any agreement delivered pursuant to this Indemnity Agreement, or the breach hereof, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as otherwise agreed by the parties. Any such arbitration shall be conducted on the earliest possible date and conducted in Charlotte, North Carolina. The arbitrators' award shall be final and binding on the parties hereto and judgment upon the award may be entered in any court having jurisdiction thereof. Expenses in the arbitration shall be apportioned between the parties by the arbitrators.

            (b) Notwithstanding subsection (a), any party may, if it believes that it requires or is entitled to a temporary restraining order or preliminary injunctive relief to prevent irreparable injury, file a civil action in any court having jurisdiction seeking a restraining order or preliminary injunctive relief. Any claim or demand for monetary damages, a permanent injunction or other relief shall, however, be governed exclusively by the provisions for arbitration set forth in subsection (a).

      6. Binding Effect. This Indemnity Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided, however, neither this Indemnity Agreement nor any of the rights, interests or obligations of any party may be assigned without the prior written consent of the other parties.

      7. Amendment. This Indemnity Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all the parties.

      8. Entire Agreement. This Indemnity Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

      9. Counterparts. This Indemnity Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

      10. Section Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Indemnity Agreement.

      11. Governing Law. The laws of the State of North Carolina (irrespective of its choice of laws, rules or principles) will govern the validity of this Indemnity Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

      IN WITNESS WHEREOF, this Indemnity Agreement has been executed as of the date first above written.

                                            US LEC Corp.

                                            By: ________________________________
                                            Title: _____________________________

                                            ____________________________________
                                            Richard T. Aab, individually

                                            ____________________________________
                                            Joyce M. Aab, individually


                                            Metacomm, LLC

                                            By: ________________________________
                                            Title: _____________________________


                                            RTA Associates, LLC

                                            By: ________________________________
                                            Title: _____________________________

                                                                       Exhibit E

                          GANATRA INDEMNITY AGREEMENT

      This Indemnity Agreement is made this _____ day of ______________, 2001, by and between US LEC Corp., a Delaware corporation (the "Company") and Tansukh
V. Ganatra ("Ganatra"), Sarlaben T. Ganatra, Rajesh T. Ganatra (collectively, the "Ganatra Family") and Super STAR Associates Limited Partnership, a Georgia limited partnership ("Super STAR")

                                    RECITALS

      WHEREAS, the Company, Metacomm, LLC ("Metacomm"), Richard T. Aab ("Aab"), Melrich Associates, L.P. ("Melrich"), Ganatra and Super STAR entered into a Plan of Recapitalization on ________, 2001 (the "Agreement"); and

      WHEREAS, in consideration of the performance by Ganatra and Super STAR of their respective obligations under the Agreement, the Company has agreed to indemnify and hold harmless Super STAR and the members of the Ganatra Family (Super STAR and each such family member is referred to herein as a "Covered Person") from and against certain tax liabilities, if any, as a result of the conversion by Super STAR of 3,750,000 shares of the Company's Class B Common Stock, par value $.01 per share ("Class B Stock"), into a like number of shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Stock") as provided in the Agreement.

      NOW, THEREFORE, in consideration of the performance by Ganatra and Super STAR of their respective obligations under the Agreement, the parties hereto agree as follows:

      1. Indemnification. The Company agrees to indemnify and hold harmless each Covered Person from and against any tax liability (including interest and penalties), including any tax liability arising from any amounts paid to a Covered Person pursuant to this Indemnity Agreement, under federal, North Carolina and Georgia income tax laws that a Covered Person is required to recognize as a result of the conversion by Super STAR pursuant to the Agreement of 3,750,000 shares of Class B Stock into 3,750,000 shares of Class A Stock pursuant to the elective conversion provisions applicable to the Class B Stock in the Company's Restated Certificate of Incorporation.

      2. Notice and Defense. In case any audit or other proceeding shall be instituted by a federal or North Carolina taxing authority involving any Covered Person in respect of which indemnity may be sought pursuant to Section 1, such Covered Person shall notify the Company in writing within thirty (30) days of the commencement of any such proceeding and the Company, upon request of the Covered Person, shall retain counsel reasonably satisfactory to the Covered Person to represent the Covered Person in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Covered Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Covered Person. The failure of a Covered Person to provide the

Company with the thirty (30)-day written notice required by this Section 2 shall relieve the Company of any obligations to a Covered Person under this Agreement.

      3. Settlement. The Company shall not be liable for the settlement of any audit or other proceeding initiated by a taxing authority that is effected without the Company's written consent, but if settled with the Company's consent or if there is a final judgment entered in any such proceeding in favor of any such taxing authority against a Covered Person, the Company agrees to indemnify the Covered Person from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Covered Person, effect any settlement of any pending or threatened proceeding in respect of which any Covered Person is or could have been a party and indemnity could have been sought hereunder by such Covered Person, unless such settlement includes an unconditional release of such Covered Person from all liability for the claims that are the subject matter of such proceeding.

      4. Tax Certificate. Ganatra and Super STAR represent and warrant to the Company that the factual statements relating to Ganatra and Super STAR in the Tax Certificate of the Ganatra Affiliates addressed to Deloitte & Touche LLP and executed in connection with the Agreement are true and correct. If this representation and warranty is not true and correct (an "Inaccuracy"), each Covered Person acknowledges and agrees that the Company shall be relieved of any obligations to a Covered Person under this Indemnity Agreement; provided that the Company shall not be relieved of any such obligations if it can be reasonable shown by a Covered Person that the inaccuracy was not material to the imposition of the income tax liability giving rise to a claim for indemnification hereunder.

      5. Arbitration.

            (a) Any dispute, controversy, difference or claim arising out of, relating to or in connection with this Indemnity Agreement, any transaction hereunder, any agreement delivered pursuant to this Indemnity Agreement, or the breach hereof, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as otherwise agreed by the parties. Any such arbitration shall be conducted on the earliest possible date and conducted in Charlotte, North Carolina. The arbitrators' award shall be final and binding on the parties hereto and judgment upon the award may be entered in any court having jurisdiction thereof. Expenses in the arbitration shall be apportioned between the parties by the arbitrators.

            (b) Notwithstanding subsection (a), any party may, if it believes that is requires or is entitled to a temporary restraining order or preliminary injunctive relief to prevent irreparable injury, file a civil action in any court having jurisdiction seeking a restraining order or preliminary injunctive relief. Any claim or demand for monetary damages, a permanent injunction or other relief shall, however, be governed exclusively by the provisions for arbitration set forth in subsection (a).

      6. Binding Effect. This Indemnity Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided, however, neither this Indemnity Agreement nor any of the rights, interests or obligations of any party may be assigned without the prior written consent of the other parties.

      7. Amendment. This Indemnity Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all the parties.

      8. Entire Agreement. This Indemnity Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

      9. Counterparts. This Indemnity Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

      10. Section Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Indemnity Agreement.

      11. Governing Law. The laws of the State of North Carolina (irrespective of its choice of laws, rules or principles) will govern the validity of this Indemnity Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

      IN WITNESS WHEREOF, this Indemnity Agreement has been executed as of the date first above written.

                                     US LEC Corp.

                                     By: ________________________________
                                     Title: _____________________________


                                     Super STAR Associates Limited Partnership

                                     By:_________________________________
                                             Tansukh V. Ganatra,
                                             General Partner

                                     ____________________________________
                                             Tansukh V. Ganatra

                                     ____________________________________
                                             Sarlaben T. Ganatra

                                     ____________________________________
                                             Rajesh T. Ganatra

                                                                       Exhibit F

                          APPROVAL OF INVESTOR AGENTS

      The undersigned, being the Investor Agents with authority to approve certain transactions pursuant to Section 3.2 of the Corporate Governance Agreement, entered into on April 11, 2000 by US LEC Corp. (the "Company") and those persons whose names are set forth on Schedule I thereto (the "Corporate Governance Agreement"), hereby approve, in connection with the satisfaction by Metacomm, LLC of certain obligations owed by it to the Company and its subsidiary, US LEC of North Carolina, Inc., (a) the redemption and retirement of 2,000,000 shares of the Company's Class B Common Stock, par value $0.01 per share ("Class B Common Stock") delivered to the Company by Richard T. Aab and/or Melrich Associates, L.P., directly or through Metacomm, LLC, (b) the issuance by the Company of a release of Metacomm, LLC, Richard T. Aab and RTA Associates, LLC (collectively, the "Aab Affiliates"), (c) the issuance by the Company of an indemnity agreement in favor of the Aab Affiliates and Joyce M. Aab, and (d) the issuance by the Company of an indemnity agreement in favor of Tansukh V. Ganatra, Sarbalen T. Ganatra, Rajesh T. Ganatra and Super STAR Associates Limited Partnership, all as more particularly described in the Plan of Recapitalization, dated _______________, 2001, by and among the Company, Metacomm, LLC, Richard T. Aab, Melrich Associates L.P., Tansukha V. Ganatra and Super STAR Associates Limited Partnership.

      Nothing in this approval shall be deemed to be a waiver of any right which the Purchasers may have under the Preferred Stock Purchase Agreement dated as of April 11, 2000 among the Company and the Purchasers party thereto, including, without limitation, any rights which the Purchasers may have as a result of any breach of the representations and warranties set forth in the Purchase Agreement.

This action is effective as of the ___ day of ___________________, 2001.

                                          INVESTOR AGENTS:


                                          ____________________________________
                                          Michael A. Krupka


                                          ____________________________________
                                          Anthony J. DiNovi

                                                                       Exhibit G

                      APPROVAL OF CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                                  US LEC CORP.

      Pursuant to Section 9 of the US LEC Corp. Certificate of Designation Relating to Series A Preferred Stock (the "Certificate of Designation"), the undersigned, being the holders of at least a majority of the outstanding shares of US LEC Corp.'s Series A Preferred Stock, do hereby consent to and approve the Certificate of Amendment to the Certificate of Designation attached hereto.

      This action is effective this _____________ day of_______________ , 2001.

                                        BAIN CAPITAL CLEC INVESTORS, L.L.C.

                                        By: Bain Capital Fund VI, L.P.,
                                            its Administrative Member
                                        By: Bain Capital Partners VI, L.P.,
                                            its General Partner
                                        By: Bain Capital Investors VI, Inc.,
                                            its general partner

                                        By:___________________________________
                                            Name: Michael A. Krupka
                                            Title: Managing Director


                                        THOMAS H. LEE EQUITY FUND IV, L.P.

                                        By: THL Equity Advisors IV, LLC,
                                            its general partner

                                        By:___________________________________
                                            Name: Anthony J. DiNovi
                                            Title: Managing Director

                                        THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                                        By: THL Equity Advisors IV, LLC,
                                             its general partner

                                        By:___________________________________
                                           Name: Anthony J. DiNovi
                                           Title: Managing Director


                                        THOMAS H. LEE FOREIGN FUND IV, L.P.

                                        By: THL Equity Advisors IV, LLC,
                                             its general partner

                                        By:___________________________________
                                           Title: Managing Director

                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                                  US LEC CORP.

      US LEC Corp., a Delaware corporation (the "Corporation") hereby executes and certifies this Certificate of Amendment for the purposes of amending its Certificate of Designation relating to its Series A Convertible Preferred Stock, filed with the office of the Delaware Secretary of State on April 11, 2000, under the General Corporation Law of the State of Delaware:

      1.    The name of the corporation is US LEC Corp.

      2. A majority of the Corporation's Series A Preferred Stockholders approved the following amendment to the Corporation's Certificate of Designation as of the ___ day of _____, 2001, in the manner prescribed by law, for the purpose of amending the definition of "Change of Control" contained in ARTICLE 11 of the Certificate of Designation, so that, as amended, clause such definition shall be and read as follows:

                  "Change of Control" means (i) the failure of Richard T. Aab ("Aab") and Tansukh V. Ganatra ("Ganatra"), in the aggregate, to own or control, directly or indirectly, stock of the Corporation representing at least 50% of the total number of shares of voting capital stock of the Corporation (as adjusted for the events described in Section 4.3) that they, in the aggregate, own or control, directly or indirectly, as of the Initial Issue Date after reducing the number of such shares as of the Initial Issue Date by 2.0 million, (ii) the failure of Aab and Ganatra, in the aggregate, to own or control, directly or indirectly, more shares of the voting capital stock of the Corporation than any other Person or group (other than a Permitted Owner or group of the Permitted Owners and their Affiliates), within the meaning of Regulation 13D under the Securities Exchange Act of 1934 or (iii) a Change of Board shall occur; provided, however, that if, upon the simultaneous death of Aab and Ganatra or upon the death of the last to survive of Aab and Ganatra, all of the Class A Common Stock owned or controlled, directly or indirectly, by Aab and Ganatra is held by Permitted Transferees (as defined in the Certificate of Incorporation) of Aab and Ganatra, such Class A Common Stock shall be deemed to be controlled by Aab and Ganatra for purposes of clauses (i) and (ii) so long as such Class A Common Stock is held by such Permitted Transferees.

      In all other respects, Article 11 and all other provisions of the Certificate of Designation shall remain the same.

      3. The foregoing amendment to the Certificate of Designation herein certified was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      Signed on the ______ day of _____, 2001.

                                            US LEC CORP.


                                            By: ________________________________
                                                    Michael K. Robinson
                                                    Executive Vice President
                                                     and Chief Financial Officer

                                                                       Exhibit H

                                   AMENDMENT
                                       TO
                         VOTING AND TAG ALONG AGREEMENT

      THIS AMENDMENT (this "Amendment") to the Voting and Tag Along Agreement (the "Tag Along Agreement"), dated as of April 11, 2000, by and among the Class B Stockholders and Investors who are parties thereto, is made and entered into as of ____, 2001, by and among the persons whose names appear on the signature page of this Amendment.

                             W I T N E S S E T H :

      WHEREAS, the parties to the Tag Along Agreement have agreed to amend it as provided in Section 7(c) thereof in connection with the satisfaction by Metacomm, LLC of obligations owed by it to US LEC Corp., a Delaware corporation;

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

      Section 1. Defined Terms. Capitalized terms used, but not otherwise defined herein, have the meanings set forth in the Tag Along Agreement.

      Section 2. Amendments. As of the date hereof, the Tag Along Agreement is amended by deleting Section 5(f)(iii) thereof in its entirety and inserting in lieu thereof the following language:

            "(iii) if, after giving effect to such Sale, the Class B Stockholders and their Permitted Transferees will continue to own in the aggregate not less than 85% of the shares of Subject Common Stock held by the Class B Stockholders as of April 11, 2000, after reducing the number of such shares held by the Class B Stockholders as of April 11, 2000 by
      2.0 million shares.

      Section 3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      Section 4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the law of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                       CLASS B STOCKHOLDERS:

                                       _________________________________________
                                       Richard T. Aab


                                       MELRICH ASSOCIATES, L.P.

                                       By: _____________________________________
                                           Richard T. Aab, General Partner

                                       By: _____________________________________
                                           Joyce M. Aab, General Partner

                                       _________________________________________
                                       Tansukh V. Ganatra


                                       SUPER STAR ASSOCIATES LIMITED PARTNERSHIP

                                       By: _____________________________________
                                           Tansukh V. Ganatra, General Partner


                                       BAIN CAPITAL CLEC INVESTORS, L.L.C.

                                       By: Bain Capital Fund VI, L.P.,
                                           its Administrative Member
                                       By: Bain Capital Partners VI, L.P.,
                                           its General Partner
                                       By: Bain Capital Investors VI, Inc.,
                                           its general partner

                                       By: _____________________________________
                                           Name: Michael A. Krupka
                                           Title: Managing Director

                                       THOMAS H. LEE EQUITY FUND IV, L.P.

                                       By: THL Equity Advisors IV, LLC,
                                           its general partner

                                       By: _____________________________________
                                           Name: Anthony J. DiNovi
                                           Title: Managing Director


                                       THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                                       By: THL Equity Advisors IV, LLC,
                                           its general partner

                                       By: _____________________________________
                                           Name: Anthony J. DiNovi
                                           Title: Managing Director


                                       THOMAS H. LEE FOREIGN FUND IV, L.P.

                                       By: THL Equity Advisors IV, LLC,
                                           its general partner

                                       By: _____________________________________
                                           Name: Scott M. Sperling
                                           Title: Managing Director